Exhibit 99.1

TSS, INC. REPORTS FOURTH QUARTER AND 2018 RESULTS

ROUND ROCK, TX – March 21, 2019 – TSS, Inc. (Other OTC: TSSI), a data center facilities and technology services company, reported results for its fourth quarter and fiscal year ended December 31, 2018.

Fourth Quarter Highlights:

●	Fourth quarter 2018 revenue of $5.7 million compared with $4.8 million in the fourth quarter of 2017 and $6.4 million in the third quarter of 2018.
●	Gross margin of 35% in the fourth quarter of 2018 compared with 42% in the third quarter of 2017.
●	Recorded a gain of $1,140,000 from the sale of assets of our power and cooling solutions business in Virginia.
●	Achieved operating income of $1,463,000 in the fourth quarter of 2018 compared to operating income of $343,000 in the fourth quarter of 2017.
●	Net income of $1,387,000 or $0.08 per share in the fourth quarter of 2018 compared to net income of $239,000 or $0.02 per share in the fourth quarter of 2017.
●	Adjusted EBITDA of $1,615,000 compared with Adjusted EBITDA of $456,000 in the fourth quarter of 2017.
●	Normalized Adjusted EBITDA (net of the gain on the sale) was $475,000.

FY 2018 Highlights:

●	2018 revenue of $22.3 million compared with $18.3 million in 2017.
●	Gross margin of 38% in 2018 compared with 42% in 2017.
●	Recorded a gain of $1,140,000 from the sale of assets of our power and cooling solutions business in Virginia.
●	Achieved operating income of $2,866,000 in 2018 compared to operating income of $1,106,000 in 2017. Excluding the gain on sales of the business our operating income was $1,726,000.
●	Net income of $2,437,000 or $0.15 per share in 2018 compared to net income of $766,000 or $0.05 per share in 2017.
●	Adjusted EBITDA of $3.5 million in 2018 compared with Adjusted EBITDA of $1.6 million in 2017.
●	Normalized Adjusted EBITDA (net of the gain on the sale) was $2,352,000 compared with $1,327,000 in 2017.

“We are pleased to have completed an extraordinarily successful 2018 with solid revenue growth momentum in our core businesses. In addition, we were able to complete the sale of our Virginia power services business. This was the last piece of the transition of our operations that we began at the end of 2016.” said Anthony Angelini, President and Chief Executive Officer of TSS. “We now have a solid balance sheet and are positioned to invest in growing our core business segments. We expect a strong 2019 and have many opportunities to further evolve the company for the long-term.”

Quarterly Conference Call Details

The Company has scheduled a conference call to discuss the fourth quarter and fiscal 2018 financial results for Thursday, March 21, 2019 at 4:30 PM Eastern. To participate on the conference call, please dial 877-691-2551 toll free from the U.S., or 630-691-2747 for international callers. The conference code is 48399254#. Investors may also access a live audio web cast of this conference call under the “events” tab on the investor relations section of the Company's website at www.tssiusa.com.

An audio replay of the conference call will be available approximately one hour after the conclusion of the call and will be made available until April 20, 2019. The audio replay can be accessed by dialing 1-888-843-7419 in the U.S. or 630-652-3042 toll free then enter conference ID number 4839 9254#. Additionally, a replay of the webcast will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 30 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA has been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading “Adjusted EBITDA Reconciliation” following the Consolidated Statements of Operations included in this press release.

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, construction, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. For more information, visit www.tssiusa.com or call 888-321-4877.

Forward Looking Statements

This press release may contain “forward-looking statements” -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: our independent registered public accounting firm’s reports on our 2017 and 2018 financial statements contain an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000

TSS, Inc.

Consolidated Balance Sheets

(In thousands except par values)

	December 31,	December 31,
	2018	2017

Assets
Current Assets
Cash and cash equivalents	$6,178	$2,268
Contract and other receivables, net	727	990
Costs and estimated earnings in excess of billings on uncompleted contracts	154	223
Inventories, net	108	134
Prepaid expenses and other current assets	266	114
Total current assets	7,433	3,729
Property and equipment, net	390	418
Goodwill	780	1,907
Intangible assets, net	398	561
Other assets	109	112
Total assets	$9,110	$6,727
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$2390	$2,841
Deferred revenues	2,181	2,494
Total current liabilities	4,571	5,335
Convertible notes, less current portion, net	1,838	1,656
Deferred revenues – noncurrent portion	112	-
Other liabilities	108	41
Total liabilities	6,629	7,032
Stockholders’ Equity (Deficit)
Preferred stock- $.0001 par value; 1,000 shares authorized at December 31, 2018 and 2017; none issued	-	-
Common stock- $.0001 par value, 49,000 shares authorized at December 31 2018 and 2017: 17,521 and 16,316 shares issued at December 31, 2018 and December 31, 2017, respectively	2	2
Additional paid-in capital	69,241	68,886
Treasury stock 777 and 769 shares at cost at December 31, 2018 and December 31, 2017, respectively	(1,542)	(1,536)
Accumulated deficit	(65,220)	(67,657)
Total stockholders' equity (deficit)	2,481	(305)
Total liabilities and stockholders’ equity (deficit)	$9,110	$6,727

TSS, Inc.

Condensed Consolidated Statements of Operations

(In thousands except per-share values, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Results of Operations:
Revenue	$5,748	$4,831	$22,335	$18,316
Cost of revenue, excluding depreciation and amortization	3,712	2,799	13,852	10,591
Gross profit, excluding depreciation and amortization	2,036	2,032	8,483	7,725
Operating expenses:
Selling, general and administrative	1,625	1,583	6,372	6,459
Depreciation and amortization	88	109	385	481
Gain on sale of business component	(1,140)	-	(1,140)	(321)
Total operating costs	573	1,692	5,617	6,619
Operating income	1,463	340	2,866	1,106
Interest income (expense), net	(97)	(95)	(403)	(328)
Other income (expense), net	-	-	-	(3)
Income before income taxes	1,366	245	2,463	775
Income tax expense	(21)	6	26	9
Net income	$1,387	$239	$2,437	$766

Basic net income per Share:	$0.09	$0.02	$0.16	$0.05
Diluted net income per share	$0.07	$0.02	$0.13	$0.05

TSS, Inc.

Adjusted EBITDA Reconciliation

(In thousands, unaudited)

	Three Months Ended December .31,		Year Ended December 31,
	2018	2017	2018	2017

Net income	$1,387	$239	$2,437	$766
Interest income, net	97	95	403	328
Depreciation and amortization	88	109	385	481
Income tax expense	(21)	6	26	3
EBITDA profit	$1,551	$502	$3,251	$1,578
Stock based compensation	64	7	241	68
Provision for bad debts	-	-	-	2
Adjusted EBITDA	$1,615	$456	$3,492	$1,648
Gain on sale of assets	(1,140)	-	(1,140)	(321)
Normalized Adjusted EBITDA	$475	$456	$2,352	$1,327